Exhibit 10.1

ACCUSTEM SCIENCES INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of March 29, 2022, by and between AccuStem Sciences Inc., a Delaware corporation (the “Company”), and Tiziana Life Sciences Ltd. (“Purchaser”).

1. Purchase of Shares.

1.1 Sale of Stock. Pursuant to the Supplemental Demerger Agreement dated October 30, 2020 between the Purchaser and the Company, the Purchaser hereby purchases, and the Company hereby sells to Purchaser, One Million Three Hundred Thirty Seven Thousand Nine Hundred Seventy (1,337,970) shares of the Company’s Common Stock, with a par value of $0.001 (the “Shares”), at a price per share of $2.00, for an aggregate purchase price of $2,675,940 (the “Purchase Price”).

1.2 Purchase. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”). On the Purchase Date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the Purchase Price therefor by Purchaser by wire transfer.

2. Securities Law Compliance.

2.1 No Additional Interest or Further Obligations. Purchaser hereby represents and warrants that upon execution and delivery of this Agreement by the parties, it will have no interest in the Company or its business, assets or properties other than the Shares issuable to Purchaser hereunder upon.

2.2 Foreign Purchasers. If Purchaser is a not a U.S. person or entity, Purchaser shall deliver to the Company on the Purchase Date a signed copy of the Company’s Regulation S Subscription Agreement.

2.3 Investment Representations. In connection with the acquisition of the Shares, Purchaser represents to the Company the following:

(a) Investment. Purchaser is acquiring the Shares to be issued to Purchaser for investment for Purchaser’s own account and not with the view to, or for resale in connection with, any distribution, assignment or resale within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), to others and no other person has a direct or indirect beneficial interest, in whole or in part, in such Shares. Purchaser understands that the Shares to be issued to Purchaser have not been and will not be registered under the Securities Act or under the laws of any other state of the United States in reliance upon specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent as expressed herein and in any other representations, warranties or information provided by Purchaser to the Company under this Agreement.

(b) Restrictions on Transfer. Purchaser acknowledges that the Shares to be issued to Purchaser must be held indefinitely unless subsequently registered and qualified under the Securities Act or unless an exemption from registration and qualification is otherwise available. In addition, Purchaser understands that the certificate representing the Shares will be imprinted with a legend which prohibits the transfer of such Shares unless they are sold in a transaction in compliance with the Securities Act or are registered and qualified or such registration and qualification are not required in the opinion of counsel acceptable to the Company.

(c) Limited Public Market. Purchaser understands and acknowledges that a limited public market now exists for any of the securities issued by the Company.

(d) Rule 144. Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale occurring not less than six (6) months after the latter of the date full payment has been made for the securities purchased from the Company or an affiliate of the Company, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as such terms are defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the number of securities being sold during any three (3)-month period not exceeding specified limitations stated therein; provided, however, if Purchaser is not an affiliate of the Company and the Shares were held more than one (1) year after full payment and acquisition from the Company or an affiliate, which ever is later, then certain of the foregoing conditions under Rule 144 may not be applicable.

(e) Exemption from Registration. Purchaser further acknowledges that, in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk and that therefore there is no assurance that any exemption from registration under the Securities Act will be available, or, if available, will allow him to dispose of, or otherwise transfer, all or any portion of the Shares.

(f) Relationship to the Company; Experience. Purchaser either has a preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons or, by reason of Purchaser’s business or financial experience or the business or financial experience of Purchaser’s personal representative(s), if any, who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent, directly or indirectly, has the capacity to protect Purchaser’s own interests in connection with Purchaser’s acquisition of the Shares to be issued to Purchaser hereunder. Purchaser and/or Purchaser’s personal representative(s) have such knowledge and experience in financial, tax and business matters to enable Purchaser and/or them to utilize the information made available to Purchaser and/or them in connection with the acquisition of the Shares to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto. Purchaser is experienced in evaluating and investing in high risk, high technology companies such as the Company.

(g) Offer and Sale. Purchaser understands that the offer and sale of the Shares have not been registered under the Securities Act in reliance upon exemption therefrom. Purchaser was not offered or sold the Shares, directly or indirectly, by means of any form of general solicitation or general advertisement, including the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; or (ii) any seminar or meeting whose attendees had been invited by general solicitation or general advertising.

(h) Access to Data. Purchaser acknowledges that during the course of this transaction and before deciding to acquire the Shares, Purchaser has been provided with financial and other written information about the Company. Purchaser has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Shares, and Purchaser’s investment that Purchaser felt necessary; and to the extent Purchaser availed himself of that opportunity, Purchaser has received satisfactory information and answers.

(i) No Legal Advice from Company or its Legal Counsel. Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Purchaser’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents or legal counsel for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(j) Risks. Purchaser acknowledges and understands that (i) an investment in the Company constitutes a high risk, (ii) the Shares are highly speculative, and (iii) there can be no assurance as to what investment return, if any, there may be. Purchaser is aware that the Company may issue additional securities in the future which could result in the dilution of Purchaser’s ownership interest in the Company.

(k) Valid Agreement. This Agreement when executed and delivered by Purchaser shall constitute a valid and legally binding obligation of Purchaser which is enforceable in accordance with its terms.

(l) Legend. Purchaser acknowledges and agrees that the Shares shall bear restricted legends, in the form and substance as set forth in Section 2.4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act.

2.4 Restrictive Legends. In order to reflect the restrictions on the disposition of the Shares, the stock certificates for the Shares will be endorsed with restrictive legends, including the following legends:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

(b) If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

3. General Provisions.

3.1 Notices. Any notice required in connection with this Agreement or the disposition of any Shares covered hereby shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with a nationally recognized courier service, or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this Section 3.1 to all other parties to this Agreement.

3.2 No Waiver. The failure of the Company (or its assignees) in any instance to exercise any right hereunder shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

3.3 Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

4. Miscellaneous Provisions.

4.1 Purchaser Undertaking. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out the obligations or restrictions imposed on Purchaser under this Agreement.

4.2 No Other Interest. Purchaser confirms that except for the shares of Common Stock of the Company purchased by Purchaser pursuant to this Agreement, Purchaser does not own or have the right to purchase any Common Stock of the Company. Any prior agreements with respect thereto are hereby rendered null and void.

4.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.

4.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

4.5 Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

4.6 Counterparts. This Agreement may be executed in counterparts, including by facsimile or PDF via electronic mail, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.7 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Purchaser and Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first set forth above.

COMPANY

AccuStem Sciences Inc.,
a Delaware corporation

By:
Name:
Title:

Address:

PURCHASER

Tiziana Life Sciences Ltd.,
a Bermuda company

By:
Name:
Title:

Address:

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